Exhibit 99.1

Issuer Direct Reports Record Revenues for First Quarter 2019

Total Revenue Increases 18% to a record $4.2 million, while Platform and Technology Revenue Increases 31% Year Over Year to 64% of Total Revenue

MORRISVILLE, NC / ACCESSWIRE / May 2, 2019 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended March 31, 2019. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

First Quarter 2019 Highlights:

●
Total revenue was a record $4,179,000, an 18% increase from $3,530,000 in Q1 2018 and a 15% increase from $3,648,000 in Q4 2018.

●
Platform and Technology revenue increased 31% from Q1 2018 and 20% from Q4 2018.

●
Overall gross margin was 69%, compared to 71% in Q1 2018 and Q4 2018.

●
Platform and Technology gross margin was 75%, down from 79% in Q1 2018 and 78% in Q4 2018.

●
GAAP earnings per diluted share was $0.05 compared to $0.10 in Q1 2018 and $0.02 in Q4 2018.

●
The Company generated cash flows from operations of $536,000 compared to $537,000 in Q1 2018 and $716,000 in Q4 2018.

●
On January 3, 2019, the Company completed the acquisition of the VisualWebcaster Platform from Onstream Media Corporation.

Customer Count Metrics:

●
During the quarter, the Company had 1,482 publicly traded customers, compared to 1,176 during the same period last year.

●
During the quarter the Company had 764 privately held customers compared to 606 during the same period last year.

Brian Balbirnie, CEO of Issuer Direct, commented, “2019 is off to a good start. Total revenue increased 18% and Platform and Technology revenue increased 31% and now accounts for 64% of total revenue. Our Platform and Technology business growth came both through the acquisition of the VisualWebcaster Platform on January 3, 2019 in addition to organic growth of the business as we added 20 net new Platform id. subscriptions to new and existing customers with an annual contract value of $189,000 during the quarter.”

Mr. Balbirnie added, “Furthermore, we continued to invest for growth by building out and refining our overall sales & marketing team. We expect this to be a significant focus throughout 2019 in order for us to achieve our expectations on customer acquisition and market penetration. During the quarter, we progressed nicely with the launch of our conference management software - specifically, we started generating revenues and managed communications for a few well-recognized events with the expectation to deliver more than 20 events during 2019. We believe this Platform id. conference management module add-on has the ability to accelerate our revenue growth this year and beyond. We also believe the new software will significantly increase our exposure to issuers, investors and investment banks as they will be using our platform to enroll in and manage their participation in the events.”

Financial Results for the First Quarter Ended March 31, 2019:

Total revenue for the first quarter of 2019 was $4,179,000, compared to $3,530,000 for the same period of 2018, an increase of $649,000, or 18%. Revenue from customers obtained from our acquisitions of the VisualWebcaster Platform (“VWP”) and Filing Services Canada Inc. (“FSCwire”) totaled $627,000 during the first quarter of 2019.

Platform and Technology revenue increased $633,000, or 31%, during the first quarter of 2019, as compared to the first quarter of 2018. The VWP and FSCwire acquisitions generated $509,000 of Platform and Technology revenue in the first quarter of 2019. Additionally, we generated increased revenue from additional subscriptions of Platform id. During the quarter, we added 20 net new Platform id. subscriptions to new or existing customers with an annual contract value of $189,000. These increases were partially offset by the continued decline of our shareholder outreach offering. As a percentage of overall revenue, Platform & Technology revenue increased to 64% of total revenue for the three months ended March 31, 2019, compared to 58% for the same period of 2018.

Services revenue increased $16,000, or 1%, during the first quarter of 2019, as compared to the same period of 2018. The increase was primarily due to the acquisition of VWP as well as additional revenue from our print and proxy distribution services due to one-time projects. These increases were partially offset by continued customer attrition in our legacy ARS business as companies elected to leave the service or transitioned to our electronic delivery alternative (reflected as Platform and Technology revenue). Additionally, revenue from our compliance services decreased as we continue to face pricing pressure in the market and due to a shift of some of this revenue to the Platform and Technology stream.

Gross margin for the first quarter of 2019 was $2,877,000, or 69% of revenue, compared to $2,509,000, or 71% of revenue, in the first quarter of 2018. The decrease is primarily related to the addition of VWP, which generated a lower gross margin percentage than our legacy offerings. As we continue to work through the integration, we anticipate building more scale in the product and identifying costs which we will be able to stream-line in order to bring gross margin more in-line with previous quarters.

Operating income was $147,000 for the three months ended March 31, 2019, as compared to operating income of $315,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses, sales and marketing expenses and product development expenses due to continued investments in personnel expenses and increased headcount as the Company positions itself for growth. General and administrative expenses also increased due to acquisition and integration related expenses associated with recent acquisitions of $112,000, as well as, an increase in bad debt expense of $181,000 over the same period of the prior year. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the VWP and FSCwire acquisitions.

On a GAAP basis, we generated net income of $205,000, or $0.05 per diluted share, during the three months ended March 31, 2019, compared to $320,000, or $0.10 per diluted share, during the same period of 2018. The decrease in earnings per share was partially due to the increase in shares outstanding for the three months ended March 31, 2019 due to the secondary offering completed in August 2018.

First quarter 2019 EBITDA was $558,000, or 13% of revenue, compared to $655,000, or 19% of revenue during the first quarter of 2018. Non-GAAP net income was $518,000, or $0.13 per diluted share, compared to $458,000, or $0.15 per diluted share, during the first quarter of 2018. The decrease in Non-GAAP earnings per share despite higher Non-GAAP net income is due to more shares outstanding as a result of the secondary offering completed in August 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended March 31,
	2019	2018
	Amount	Amount

Net income:	$205	$320
Adjustments:
Depreciation and amortization	412	340
Interest expense (income)	(72)	5
Income tax expense	13	(10)
EBITDA:	$558	$655

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended March 31,
	2019		2018
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$205	$0.05	$320	$0.10
Adjustments:
Amortization of intangible assets (1)	191	0.05	125	0.04
Stock-based compensation (2)	137	0.03	142	0.05
Integration and acquisition costs (3)	112	0.03	—	—
Tax impact of adjustments (4)	(92)	(0.02)	(56)	(0.02)
Impact of discrete items impacting income tax expense (5)	(35)	(0.01)	(73)	(0.02)
Non-GAAP net income:	$518	$0.13	$458	$0.15

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc. and the VisualWebcaster platform during the three months ended March 31, 2019.

4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)
The adjustments eliminate discrete items impacting income tax expense. For the three months ended March 31, 2019 and 2018, the discrete items are related to the excess stock-based compensation tax benefit recognized in income tax expense (benefit) during the periods.

Conference Call Information
To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: May 2, 2019
Time: 4:30 PM ET
Participant: 877.407.8133 | 201.689.8040

Live Webcast is also available via Investor Network
https://www.investornetwork.com/event/presentation/47580

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event at https://www.issuerdirect.com/company/earnings-calls-transcripts
Reply Toll-free: 877.481.4010
International: 919.882.2331
Reference ID: 47580

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in RTP, NC, Issuer Direct serves more than 4,000 public and private companies in more than 18 countries on an annual basis. For more information, please visit www.issuerdirect.com.

Learn more about Issuer Direct today: Investor Tear Sheet.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$14,961	$17,222
Accounts receivable (net of allowance for doubtful accounts of $731 and $534, respectively)	2,237	1,593
Income tax receivable	122	90
Other current assets	238	89
Total current assets	17,558	18,994
Capitalized software (net of accumulated amortization of $1,514 and $1,310, respectively)	1,753	1,957
Fixed assets (net of accumulated amortization of $468 and $452, respectively)	122	132
Other long-term assets	264	35
Goodwill	6,051	5,032
Intangible assets (net of accumulated amortization of $4,410 and $4,219, respectively)	4,367	2,802
Total assets	$30,115	$28,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$625	$371
Accrued expenses	889	577
Current portion of note payable	320	320
Income taxes payable	40	83
Deferred revenue	1,464	1,249
Total current liabilities	3,338	2,600
Note payable – long-term (net of discount of $38 and $45, respectively)	282	276
Deferred income tax liability	419	413
Other long-term liabilities	74	—
Total liabilities	4,113	3,289
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,854,568 and 3,829,572 shares issued and outstanding as of March 31, 2019 and December 31, 2018, respectively.	4	4
Additional paid-in capital	22,662	22,525
Other accumulated comprehensive income	(20)	(17)
Retained earnings	3,356	3,151
Total stockholders' equity	26,002	25,663
Total liabilities and stockholders’ equity	30,115	$28,952

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2019	2018

Revenues	$4,179	$3,530
Cost of revenues	1,302	1,021
Gross profit	2,877	2,509
Operating costs and expenses:
General and administrative	1,361	1,004
Sales and marketing expenses	820	750
Product development	337	298
Depreciation and amortization	212	142
Total operating costs and expenses	2,730	2,194
Operating income	147	315
Interest income (expense), net	71	(5)
Net income before income taxes	218	310
Income tax (benefit) expense	13	(10)
Net income	$205	$320
Income per share – basic	$0.05	$0.11
Income per share – fully diluted	$0.05	$0.10
Weighted average number of common shares outstanding – basic	3,850	3,036
Weighted average number of common shares outstanding – fully diluted	3,869	3,111

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
 (in thousands, except share and per share amounts)

	Common Stock		Additional Paid-in	Accumulated Other Comprehensive	Retained	Total Stockholders’
	Shares	Amount	Capital	Loss	Earnings	Equity
Balance at December 31, 2017	3,014,494	$3	$10,400	$34	$2,774	$13,211
Stock-based compensation expense	—	—	142	—	—	142
Exercise of stock awards, net of tax	47,626	—	161	—	—	161
Foreign currency translation	—	—	—	43	—	43
Dividends	—	—	—	—	(152)	(152)
Net income	—	—	—	—	320	320
Balance at March 31, 2018	3,062,120	$3	$10,703	$77	$2,942	$13,725

Balance at December 31, 2018	3,829,572	$4	$22,525	$(17)	$3,151	$25,663
Stock-based compensation expense	—	—	137	—	—	137
Exercise of stock awards, net of tax	24,996	—	—	—	—	—
Foreign currency translation	—	—	—	(3)	—	(3)
Net income	—	—	—	—	205	205
Balance at March 31, 2019	3,854,568	$4	$22,662	$(20)	$3,356	$26,002

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2019	2018
Cash flows from operating activities:
Net income	$205	$320
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	412	340
Bad debt expense	224	43
Deferred income taxes	6	(8)
Non-cash interest expense	7	6
Stock-based compensation expense	137	142
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(869)	(253)
Decrease (increase) in deposits and prepaid assets	(273)	(70)
Increase (decrease) in accounts payable	254	(154)
Increase (decrease) in accrued expenses	218	(66)
Increase (decrease) in deferred revenue	215	237
Net cash provided by operating activities	536	537

Cash flows from investing activities:
Purchase of VisualWebcaster Platform	(2,788)	—
Purchase of fixed assets	(6)	(25)
Net cash used in investing activities	(2,794)	(25)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	—	160
Payment of dividends	—	(152)
Net cash provided by financing activities	—	8

Net change in cash	(2,258)	520
Cash – beginning	17,222	4,917
Currency translation adjustment	(3)	46
Cash – ending	$14,961	$5,483

Supplemental disclosures:
Cash paid for income taxes	$37	$12
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$260	$—